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                                                                  Exhibit (d)(6)




                    Farmers New World Life Insurance Company
                              Policy Specifications


INSURED             JOHN A DOE        PRINCIPAL SUM              $150,000
POLICY NUMBER       001234567         DEATH BENEFIT OPTION       LEVEL[VARIABLE]
ISSUE DATE          OCTOBER 1, 2003   ISSUE AGE          35      SEX     M
MATURITY DATE       OCTOBER 1, 2088   MONTHLY DUE DATE   01
POLICY OWNER(S)     GEORGE B DOE      JOE G. DOE       DOUGIE DOE

VARIABLE ACCOUNT:   FARMERS NEW WORLD LIFE VARIABLE LIFE SEPARATE ACCOUNT "A"


SCHEDULE OF BENEFITS                               MAXIMUM PERIOD OF COVERAGE

BASIC POLICY                  $150,000                     TO AGE 120
MONTHLY DISABILITY BENEFIT      $1,000                     TO AGE 60

PREMIUM CLASS
INSURED               PREFERRED or STANDARD NICOTINE (NON-NICOTINE)

PREMIUMS*                      ANNUAL       MONTHLY
MINIMUM PREMIUM              $2,134.50      $177.88
PLANNED PREMIUM PAYMENTS     $4,800.00      $400.00

THE ACCELERATED BENEFIT RIDER HAS BEEN ADDED TO YOUR POLICY AT NO ADDITIONAL CHARGE.

*THESE PREMIUMS INCLUDE THE PREMIUMS FOR ANY BENEFITS PROVIDED BY RIDER. PREMIUMS MAY BE PAID ONLY UNTIL THE INSURED REACHES AGE 100. IT IS POSSIBLE THAT COVERAGE MAY NOT CONTINUE TO THE MATURITY DATE EVEN IF THE PLANNED PREMIUMS ARE PAID IN A TIMELY MANNER.

MINIMUM PRINCIPAL SUM                $10,000
PERCENT OF PREMIUM FACTOR            95.75%
MONTHLY ADMINISTRATION CHARGE        $7.00 (SUBJECT TO CHANGE).  MAXIMUM IS $10.
MORTALITY AND EXPENSE RISK CHARGE    0.70% (ON AN ANNUAL BASIS) OF THE AVERAGE
                                     DAILY NET ASSETS OF THE VARIABLE ACCOUNT
                                     DURING THE FIRST TEN POLICY YEARS. DURING
                                     YEARS 11 THROUGH 20 THE CHARGE WILL BE
                                     0.30%. AFTER YEAR 20 THE CHARGE WILL BE
                                     0.25%.
REQUESTED REPORT/ILLUSTRATION FEE    $5.00
UNDERWRITING AND SALES CHARGE        SEE TABLE ON PAGE 13.


2002-032-036      NONPARTICIPATING FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE.
                  PREMIUMS CEASE AT AGE 100. ADJUSTABLE DEATH BENEFIT. DEATH
                  BENEFIT PAYABLE BEFORE MATURITY DATE. DEATH BENEFIT REDUCED
                  BEGINNING AT AGE 100. SURRENDER VALUE PAYABLE AT MATURITY
                  DATE.